UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Anacapa Street Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The final results of voting on each of the matters submitted to a vote of security holders during the Registrant’s annual meeting of shareholders on April 29, 2010 are as follows.

1. Election of Directors, to hold office until the next Annual Meeting and until their successors are elected and qualified, received the number of votes set opposite their respective names:

NOMINEE	FOR	WITHHELD
H. Gerald Bidwell	16,788,148	794,741
Edward E. Birch	14,193,142	3,389,747
Richard S. Hambleton, Jr.	16,532,447	1,050,442
D. Vernon Horton	16,832,708	750,181
S. Lachlan Hough	16,812,246	770,643
Roger C. Knopf	16,871,428	711,461
George S. Leis	14,152,616	3,430,273
William R Loomis, Jr.	16,913,054	669,835
John R. Mackall	16,437,906	1,144,983
Richard A. Nightingale	16,904,514	678,375
Kathy J. Odell	16,464,831	1,118,058

2. Ratification of the selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2010 received the following votes:

	VOTES	% OF SHARES VOTING
FOR:	32,421,942	98.73
AGAINST:	417,140	1.27
ABSTAIN:	358,160	0.00
BROKER NON-VOTES:	0

3. Approval of a Non-binding Advisory Proposal on the Compensation of the Named Executive Officers received the following votes:

	VOTES	% of SHARES VOTING
FOR:	25,883,929	79.68
AGAINST:	6,600,493	20.32
ABSTAIN:	712,820	0.00
BROKER NON-VOTES:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)

May 4, 2010	By:	/s/ CAROL ZEPKE
Carol Zepke
EVP & Corporate Secretary